EX-3(i)(k)

COMPANIES ACTS, 1963 TO 2005

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

NEW MEDIA LOTTERY SERVICES PUBLIC LIMITED COMPANY

(As Amended by Special Resolution on the 20th February, 2006)

PRELIMINARY

1.    (a)    The Regulations contained in Part 1 of Table A in the First Schedule to the
 Companies Act 1963 shall apply to this Company subject to the alterations herein contained.

(b)    In these Articles:

 "The Acts" means the Companies Act, 1963 to 2005, and every statutory extension, modification, or re-enactment thereof from time to time in force.

“AIM” means the AIM market regulated by London Stock Exchange plc.

"The 1963 Act" means the Companies Act, 1963;

"The 1983 Act" means the Companies (Amendment) Act, 1983;

“these Articles” means the articles of association of which this article 1(b) forms part, as the same may be amended and may be from time to time and for the time being in force;

"The Auditors" means the Auditors for the time being of the Company.

"the Board" means the Directors.

“CREST Regulations” means the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (SI No 68 of 1996) of Ireland.

“Certificated Share” means a share in the capital of the Company that is not an Uncertificated Share.

“the Company” means the company whose name appears in the heading to these Articles;

"The Directors" means the Directors for the time being of the Company or the Directors present at a meeting of the Board of Directors and includes any person occupying the position of Director by whatever name called.

“month” means a calendar month.

"The Office" means the registered office for the time being of the Company.

"The Official seal" means any official seal for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued.

“Ordinary Shares” means the ordinary shares having a nominal value of 2/3p each.

"Permitted Sale" means a sale of all the relevant shares to a bona fide third party who is not connected with the member concerned or any other person, being a sale which is effected through the London Stock Exchange, through an overseas investment exchange (as defined in section 207 of the Financial Services Act 1986 of the United Kingdom) or by acceptance of a takeover offer (within the meaning of section 204 of the 1963 Act).

"The Register" means the Register of Members to be kept as required by Section 116 of the 1963 Act.

“Relevant System” has the meaning given to it in the CREST Regulations.

"Secretary" means any person appointed to perform the duties of the Secretary of the Company.

"The Seal" means the Common Seal of the Company.

"The State" means the Republic of Ireland.

"The Stock Exchange" means The London Stock Exchange Plc and The Irish Stock Exchange Limited

“Uncertificated Share” means a share in the capital of the Company which is recorded on the relevant register of securities as being held in uncertificated form and title to which may by virtue of the CREST Regulations be transferred by means of a Relevant System.

"United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

Any reference to:

"dividend" includes bonus;

"paid up" includes credited as paid-up;

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and any other modes of representing or producing words in a visible form.

Words importing the singular number also include the plural number and vice versa.

Words importing the masculine gender also include the feminine gender.

Words importing persons include corporations.

Unless the contrary intention appears, words or expressions contained in these Articles shall bear the same meaning as in the Act or in any statutory modification thereof in force at the date at which these Articles become binding on the Company.

The headings in these Articles are for ease of reference only and shall not affect construction;

Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose; and

In these Articles:

powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of power.

SHARE CAPITAL AND VARIATION OF RIGHTS

2.	The Share Capital of the Company is Stg£1,000,000 divided into 150,000,000 Ordinary Shares of 2/3p each.

3.
Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

3A	(i)
Subject to the provisions of and to the extent permitted by the Acts, to any rights conferred on the holders of any class of shares and to the following paragraphs of this Article, the Company may purchase any of its shares of any class and may cancel any shares so purchased, or hold them as treasury shares, with liberty to re-issue any such share or shares of any class or classes.

(ii)
The Company shall not be obliged to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of shares of the same class or as between the holders of shares of different classes.

4.
Subject to provisions of the Acts, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

5.
All or any of the rights, privileges, or advantages of the members, or of any class or group of members, may be affected, altered, modified, commuted, abrogated, or dealt with by agreement between the Company and any person purporting to contract on behalf of the members or class or group affected, provided such agreement is ratified in writing by the holders of at least three-fourths in nominal value of the issued shares of the Company, or of the class or group affected, or is confirmed by a special resolution passed at a separate general meeting of the members, or of the members of the class or group affected, as the case may be, but not otherwise. To any such general meeting of the members, or of a class or group thereof, all the provisions of these presents shall mutatis mutandis apply, except that;

(a)	the quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class;
(b)	at an adjourned meeting, the quorum shall be one person holding shares of the class or his proxy;
(c)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him;
(d)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy;
(e)
no member shall be entitled to receive notice of such meeting or to attend it unless he is a holder of shares of the class in question and no vote shall be given except in respect of a share of that class; and

(f)	on a poll every holder of shares of the class in question who is present in person or by proxy shall have one vote for every share of that class that he holds.

This Article is not to derogate from any power the Company would have had if this Article were omitted.

6.	(a)
Subject to the terms of the authorisation (if any) to the Directors to allot relevant securities within the meaning of the 1983 Act for the time being in force and subject to the terms of the special resolution (if any) for the time being in force empowering the Directors pursuant to Section 24 of the 1983 Act to allot equity securities (within the meaning of Section 23 of the 1983 Act) and subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)
The Company may at any time and from time to time resolve by ordinary resolution referring to this Article 6(b) that the Directors be empowered to allot relevant securities (within the meaning of Section 20 of the 1983 Act) and upon such ordinary resolution being passed, the Directors shall without further formality be empowered to allot (pursuant to any such authority) relevant securities of an amount specified in the ordinary resolution provided that any such power shall (unless otherwise specified in such ordinary resolution or varied or abrogated by ordinary resolution passed at an intervening Extraordinary General Meeting) expire at the conclusion of the Annual General Meeting of the Company next following the passing of such ordinary resolution save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry date and the Directors may allot relevant securities in pursuance of such offer or agreement as if such power had not expired.

(c)
The Company may at any time and from time to time resolve by special resolution referring to this Article 6(c) that the Directors be empowered to allot equity securities (within the meaning of Section 23 of the 1983 Act) and upon such special resolution being passed, the Directors shall without further formality be empowered to allot (pursuant to any such authority) equity securities provided that such power shall be limited

(i)
to the allotment of equity securities in connection with a rights issue in favour of shareholders where the equity securities respectively attributable to the interest of all such shareholders are proportionate (as nearly as may be) to the respective value of the shares held by them (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with legal or practical problems in respect of overseas shareholders, fractional entitlements or otherwise); and

(ii)	to the allotment of equity securities pursuant to the terms of any share scheme for Directors or employees approved by the members in general meeting; and

(iii)
to the allotment (otherwise than pursuant to subparagraphs (i) or (ii) above) of equity securities having in the case of relevant shares (within the meaning of Section 23 of the 1983 Act) a nominal amount or, in the case of other equity securities giving the rights to subscribe for or convert into relevant shares being a nominal amount not exceeding in aggregate the sum specified in such special resolution;

and shall (unless otherwise specified in such special resolution or varied or abrogated by special resolution passed at an intervening Extraordinary General Meeting) expire at the conclusion of the Annual General Meeting of the Company next following the passing of such special resolution save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry date and the Directors may allot equity securities in pursuance of such offer or agreement as if such power had not expired.

6A
The Board may at any time after the allotment of a share but before a person has been entered in the Register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

7.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder: this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

7A.
The Company may exercise the powers of paying commissions conferred by Section 59 of the 1963 Act, provided that the rate per cent and the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that Section, and the rate of the commission shall not exceed the rate of ten per cent of the price at which the shares in respect whereof the same is paid are issued or on amount equal to ten per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares, pay such brokerage as may be lawful.

7B
If, at any time, all the issued shares of the Company, or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, none of those shares shall thereafter (subject to any resolution of the Directors to the contrary) have a distinguishing number so long as it remains fully paid up and ranks pari passu for all purposes with all shares of the same class for the time being issued and fully paid up.

DISCLOSURE OF BENEFICIAL OWNERSHIP

8.	(a)
Notwithstanding the provisions of the immediately preceding Article, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the interests of the Company to do so, give a notice to the holder or holders of any share (or any of them) requiring such holder or holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than twenty eight days from the date of service of such notice) of full and accurate particulars of all or any of the following matters, namely:-

(i)	his interest in such share;

(ii)
if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having any beneficial interest in the share (provided that one joint holder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint holder); and

(iii)
any arrangements (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the holder of such share can be required to transfer the share or any interest therein to any person (other than a joint holder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint holder of such share).

(iv)
Any notice served on the holder of a share pursuant to paragraph (a) of this Article 8 may require that, where the statement to be provided by the Company reveals that the beneficial owner of that share is a body corporate (the “Corporate Owner”), the statement shall also provide the following information:

(a)
whether any other body corporate is a holding company (within the meaning of section 155 of the 1963 Act) or a parent company (within the meaning of Regulation 4 of the EC (Companies: Group Accounts) Regulations 1992) of the corporate owner and, if so, the name and address of each such holding or parent company; and

(b)
whether any body corporate or other person (other than any such holding or parent company) is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of the corporate owner and, if so, the name and address of each such person.

(b)
If, pursuant to any notice given under paragraph (a) of this Article 8 the person stated to own any beneficial interest in a share or the person in favour of whom any holder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in sub-paragraph (a)(iii), is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the best interests of the Company to do so, give a notice to the holder or holders of such share (or any of them) requiring such holder or holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than fourteen days from the date of service of such notice) of full and accurate particulars of the name and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interest, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of any body corporate whose share capital is listed or quoted on any bona fide stock exchange, unlisted securities market or over-the-counter securities market, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate.

(c)
The Directors may, if they think fit, give notices under paragraphs (a) and (b) at the same time on the basis that the notice given pursuant to paragraph (b) shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to paragraph (a).

(d)	Where a notice is served by the Directors under either clause (a) or clause (b) above on any person who is interested in any share of the Company and either:-

(i)	that person fails to give the Company any information required by the notice within the time specified in the notice; or

(ii)
the Directors have reason to believe that either the information furnished by that person is false or misleading or that that person has not acted in good faith in furnishing the information required by the notice;

then the Directors shall be entitled to resolve that the member shall not be entitled to vote in respect of those shares until the information required by the notice is furnished to the Directors by that person. Any such resolution shall be communicated in writing to the member and shall take effect 28 days after the service of such communication unless all of such information shall have been delivered to the Company within such period.

(e)	The Directors may (before or after receipt of any written particulars under this Article) require any such particulars to be verified by statutory declaration.

(f)
The Directors may serve any notice pursuant to the terms of this Article irrespective of whether or not the holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall in any way prejudice or affect any non-compliance not so waived whether by the holder concerned or any other joint holder of the share or by any person to whom a notice may be given at any time.

(g)
For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

9.
Every person whose name is entered as a member in the Register shall be entitled without payment to receive within two months after allotment or lodgement of a transfer duly stamped (or within such period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of such reasonable sum as the Directors may determine for every certificate after the first for each class provided that in the case of joint holders the Company shall not be bound to register more than four persons as joint holders, nor in any case shall the Company be bound to issue more than one certificate for all the shares or any particular class registered in their joint names, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Any two or more certificates representing shares held by any member at his request may be cancelled and a single new certificate for such shares issued in lieu, without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the directors may comply, if they think fit, with such request. Where a member has disposed of part of his holding of shares in the Company he shall be entitled to a certificate for the balance without charge. Every certificate shall be under the Official Seal and shall specify the shares to which it relates and the amount paid thereon.

10.
If a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of exceptional out-of-pocket expenses of the Company of investigating evidence as the Directors think fit.

11.
The Company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, nor shall the Company make a loan for any purpose whatsoever on the security of its shares or those of its holding company, but nothing in this regulation shall prohibit any transaction permitted by Section 60 of the 1963 Act.

LIEN

12.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company's lien on a share shall extend to all dividends payable thereon. Unless otherwise agreed, the registration of shares shall not operate as a waiver of the Company’s lien, if any, on such shares.

13.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exits is immediately payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being, of the share, or the person entitled thereto by reason of his death or bankruptcy.

14.
To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

15.
The net proceeds of the sale after costs shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

16.
The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided, except in so far as may be otherwise agreed between the Company and any member in the case of the shares held by him, that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amounts called on his shares. A call may be revoked or postponed as the Directors may determine.

17.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

18.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

18A
If any uncalled capital of the Company is included in or charged by any mortgage, charge or other security, the Directors may delegate to the person in whose favour such mortgage, charge or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital and to sue in the name of the Company or otherwise for the recovery of monies becoming due in respect of calls so made and to give valid receipts for such monies. The power so delegated may (if expressed so to be) be assignable.

19.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding ten per cent per annum, as the Directors may determine, but the Directors shall be at liberty to waive payments of such interest wholly or in part.

20.
Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the shares or by way of premium shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call made and notified. Such forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited shares and not actually paid before the forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

21.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

22.
The Directors may if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) six per cent per annum, as may be agreed between the Directors and the member paying such sum in advance. No sum paid up in advance of calls shall entitle the holder of a share in respect thereof to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

TRANSFER OF SHARES

23.
Subject to such of the restrictions of these Articles as may be applicable any member may transfer all or any of his shares in any manner which is permitted by the Acts and is from time to time approved by the Board.

24.	(1)
The Company shall register the transfer of any Uncertificated Shares in accordance with the Crest Regulations and the Acts and where permitted by the Crest Regulations and other Acts the Board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of an Uncertificated share.

(2)
An instrument of transfer of a Certificated share may be in any usual form or in any other form which the Board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(3)
The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. Subject to Article 25 below and save in the case of a class of shares which has been admitted to the official list of the UK Listing Authority, the Board may, in its absolute discretion and without giving any reason, refuse to register any transfer of a Certificated Share unless:

(a)	it is in respect of a share which is fully paid up;
(b)	the instrument of transfer is left at the Office, or at such other place as the Board may decide, for registration;
(c)
the instrument of transfer is accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or his right to transfer the shares;

(d)	the instrument of transfer is duly stamped (if so required);
(e)	it is in respect of only one class of shares;
(f)	it is in favour of not more than four transferees; and
(g)	it is in respect of a share on which the Company does not have a lien.

25.
In the case of a class of shares which has been admitted to trading on AIM, the Board shall not refuse to register a transfer if the refusal would prevent dealings in those shares from taking place on an open and proper basis.

26.
If the Board refuses to register a transfer of a share it shall give notice to the transferee of the refusal within two months after the date on which the instrument of transfer was lodged with the Company. The registration of transfers may be suspended by the Board on weekends and public holidays in the United Kingdom and Republic of Ireland in any year.

TRANSMISSION OF SHARES

27.
In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only person recognised by the Company as having any title to his interests in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

28.
Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registrations as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

29.
If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

30.
The executors or administrators of a deceased member (not being one of two or more joint holders) shall be the only persons recognised by the Company as having any title to shares held by him alone; but, in the case of shares held by more than one person, the survivor or survivors only shall be recognised by the Company as being entitled to such shares. Nothing in this Article 30 shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him. A person becoming entitled to a share, by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, so, however, that the Directors may at any time give notice requiring any such person to elect to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereupon withhold payment of all dividends, bonuses, or other moneys payable in respect of the share until the requirements of the notice have been complied with.

30A.
Title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with statutory regulations made from time to time under Section 239 of the Companies Act, 1990 or under any other regulations having similar effect. The Directors shall have the power to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and, in particular, shall where appropriate be entitled to disapply all or part of the provisions of these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.

DESTRUCTION OF DOCUMENTS

31.	(a)
All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting the same.

(b)	Subject as hereinafter provided the Company, if so authorised by a resolution of the Directors, shall be entitled to destroy:-

(i)	all instruments of transfer of shares in the Company which shall have been registered at any time after the expiration of six years from the date of registration thereof; and

(ii)	all registered share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof; and

(iii)	all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof; and

(iv)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof;and

(v)
all proxy forms which have been used for the purpose of a poll, at any time after one year from the date of such use. In the case of proxy forms which are used for the purpose of a poll at an adjourned as well as at the original meeting, the period of one year shall commence on the date they are last used; and

(vi)	all proxy forms which have not been used for the purpose of a poll, at any time after one month from the end of the meeting (or any adjournment) to which the proxy form relates; and

(vii)
any other document on the basis of which any entry in the Register has been made at any time after the expiration of six years from the date on which an entry in the Register was first made in respect of it,

PROVIDED ALWAYS THAT any such instrument, mandate, variation, cancellation, notification, certificate, or other document may be destroyed before the expiration of the relevant period as aforesaid if an accurate, complete and legible copy thereof is retained on microfilm or any other mechanical or electronic method of recording and maintaining such copies.

(c)
It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective document in accordance with the particulars thereof recorded in the books and records of the Company and that every paid dividend warrant and cheque so destroyed was duly paid: provided always that:-

(i)	the provisions aforesaid shall apply only to the destruction of documents in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(ii)
nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances in which liability would not attach to the Company in the absence of this Article;

(iii)	references herein to the destruction of any documents includes reference to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

32.	(a)
The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale any share of a member or any share to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:-

(i)
during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed; and

(ii)
the Company shall on expiry of the said period of 12 years have inserted advertisements, both in a national daily newspaper and in a newspaper circulating in the area of the address at which service of notices upon such member or other person may be effected in accordance with these Articles, giving notice of its intention to sell the said shares; and

(iii)
during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received indication neither of the whereabouts nor of the existence of such member or person; and

(iv)	notice shall have been given to the Quotations Department of The Stock Exchange in London and in Dublin of its intention to make such sale.

(b)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity in or invalidity of the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

FORFEITURE OF SHARES

33.
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and all costs, charges and expenses incurred by the Company by reason of such non-payment..

34.
The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

35.
If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

36.
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

37.
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

38.
A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase of money, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share.

39.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, (whether on account of the nominal value of the share or by way of premium) as if the same had been payable by virtue of a call duly made and notified.

CONVERSION OF SHARES INTO STOCK

40.	The Company may by ordinary resolution convert any paid up shares into stock and re-convert any stock into paid up shares of any denomination.

41.
The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

42.
The holders of stock shall, according to the amount of stock held by them have the same rights, privileges and advantages in relation to dividend, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that right, privilege or advantage.

43.	Such of the Articles of the Company as are applicable to paid up share shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

ALTERATION OF CAPITAL

44.
The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. Subject to such privileges, priorities or conditions as are or may be attached thereto, all new shares shall be subject to the same provisions in all respects as if they had been part of the original capital.

45.	The Company may:

(a)	by ordinary resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	by ordinary resolution increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(c)	by special resolution sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association;

(d)
by ordinary resolution cancel any shares which at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

46.
The special resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise over or as compared with the others or other.

46A
Whenever as a result of a consolidation or sub-division of shares any member would become entitled to a fraction of a share, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, but without limitation, the Board may sell the shares representing the fractions for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion among those members (except that any amount otherwise due to a member, being less than €1.00 or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company).For the purpose of giving effect to any such sale, the Directors may, in the case of certificated shares, nominate some person to execute a transfer of the shares, or, in the case of uncertificated shares, nominate some person to transfer such shares on behalf of the members so entitled to the purchaser thereof and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; or

subject to the Acts, issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to Article 132. In relation to the capitalisation the Board may exercise all the powers conferred on it by Articles 132 and 133 without an ordinary resolution of the Company.

47.
The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised and consent required, by law.

PURCHASE OF OWN SHARES

47A	(i)
Subject to the provisions of and to the extent permitted by the Acts, to any rights conferred on the holders of any class of shares and to the following paragraphs of this Article, the Company may purchase any of its shares of any class and may cancel any shares so purchased, or hold them as treasury shares, with liberty to re-issue any such share or shares of any class or classes.

(ii)
The Company shall not exercise any authority granted under Section 215 Companies Act, 1990 to make market purchases of its own shares unless the authority required by such Section shall have been granted by special resolution of the Company.

(iii)
The Company shall not be obliged to select the shares to be purchased on a pro rata basis or in any particular manner as between the holders of shares of the same class or as between the holders of shares of different classes.

47B
Subject to provisions of the Acts, any Preference Shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

47C
All or any of the rights, privileges, or advantages of the members, or of any class or group of members, may be affected, altered, modified, commuted, abrogated, or dealt with by agreement between the Company and any person purporting to contract on behalf of the members or class or group affected, provided such agreement is ratified in writing by the holders of at least three-fourths in nominal value of the issued shares of the Company, or of the class or group affected, or is confirmed by a special resolution passed at a separate general meeting of the members, or of the members of the class or group affected, as the case may be, but not otherwise. To any such general meeting of the members, or of a class or group thereof, all the provisions of these presents shall mutatis mutandis apply, but so that the quorum shall be members, or members of the class or group affected, holding or representing by proxy one-half of the capital paid or credited as paid on the issued shares of the members, or of the members of the class or group affected. This Article is not to derogate from any power the Company would have had if this Article were omitted.

47D	(a)
Subject to the provisions of these Articles relating to new shares, the shares  shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount, and so that in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than 25% of the nominal value of the share and the whole of any premium on it.

(b)
Without prejudice to the generality of the powers conferred on the Directors by paragraph (a) of this Article, the Directors may from time to time grant options to subscribe for the unallotted shares in the capital of the Company to persons in the service or employment of the Company or of any subsidiary or holding company of the Company (including Directors holding executive offices) on such terms and subject to such conditions as the Company in general meeting may from time to time approve.

(c)
The Company may exercise the powers of paying commissions conferred by Section 59 of the 1963 Act, provided that the rate per cent and the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that Section, and the rate of the commission shall not exceed the rate of ten per cent of the price at which the shares in respect whereof the same is paid are issued or on amount equal to ten per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares, pay such brokerage as may be lawful.

47E
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder: this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company

GENERAL MEETINGS

48.	All general meetings of the Company shall be held in the State or the United Kingdom at such time and place as the Directors shall appoint.

49.
The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The Directors are authorised to convene an annual general meeting and/or an extraordinary general meeting in Ireland or in the United Kingdom and must notify shareholders accordingly.

50.	All general meetings, other than annual general meetings, shall be called extraordinary general meetings.

51.
The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by Section 132 of the 1963 Act. If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

52.
Subject to Sections 133 and 141 of the 1963 Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the day, the place and the hour of the meeting, and, in the case of special business the general nature of that business and shall be given in the manner authorised by these Articles to such persons as are under these Articles of the Company entitled to receive such notices from the Company. A notice calling an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as such.

52A
A general meeting shall, notwithstanding that it is called by shorter notice than that specified in Article 52, be deemed to have been duly called if it is so agreed by such members as are prescribed in that behalf by the Acts.

53.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

53A
In every notice calling a meeting of the Company or of any class of the members of the Company, there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him, and that a proxy need not also be a member.

PROCEEDINGS AT GENERAL MEETINGS

54.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors and other officers in the place of those retiring, to renew the authority of the Directors required by Act in relation to the allotment of shares, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Directors and of the Auditors.

55.
No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members present in person shall be a quorum. The appointment of a chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

56.
If within half-an-hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at the adjourned meeting a quorum is not present within half-an-hour from the time appointed for the meeting, the members present shall be a quorum.

57.	(1)
The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, of if there is no such Chairman, or if he is not present, the Deputy Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

(2)
If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

58.
The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Without prejudice to any other power which he may have under the provisions of these Articles or at common law, the chairman of the meeting may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to seize the proper and orderly conduct of the meeting, or give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting, or ensure that the business of the meeting is properly disposed of. When a meeting is adjourned for thirty days or more, seven clear days notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

58A
If it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to: participate in the business for which the meeting has been convened; and hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and be heard and seen by all other persons present in the same way.

58B
Where by any provision contained in the Acts special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to its members, subject as provided in these Articles, notice of any such resolution as required by the Acts.

59.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman; or
(b)	by at not less than five members present in person or by proxy; or
(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
(d)
by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

60.
Except as provided in Article 62, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

61.
Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place at which the poll is demanded, shall be entitled to a second or casting vote.

62.
A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time not being more than thirty days as the Chairman of the meeting directs, and any business other than that on which a poll is demanded may be proceeded with pending the taking of the poll. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is announced. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

62A
The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

VOTES OF MEMBERS

63.
On a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member present in person or by proxy shall have one vote for each Ordinary Share of which he is the holder.

64.
Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register.

65.
A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

66.	No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid.

67.
No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

67A.
If an amendment proposed to a resolution under consideration is ruled out of order by the chairman of the meeting in good faith the proceedings on the substantive resolution are not invalidated by an error in his ruling.

67B.
A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present is as effective as if it had been passed at a general meeting duly convened and held. The resolution in writing may consist of several instruments in the same form each duly executed by or on behalf of one or more members. If the resolution in writing is described as a special resolution it has effect accordingly.

68.	Votes may be given either personally or by proxy.

69.
The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney duly authorised in writing, or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company. Deposit of an instrument of proxy shall not preclude a member from attending and voting in person at the meeting or any adjournment thereof or on a poll.

70.
The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the Office or at such other place within the State as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours (or such lesser time as the Directors may from time to time decide) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposed to vote, or, in the case of a poll, not less than forty-eight hours (or such lesser time as the Directors may from time to time decide) before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid.

71.	An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances permit:

[                 ]

I/WE
of
in the County of
being a member/members of the above-named Company hereby appoint of
or failing him             of

as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the         day of 20      and at any adjournment thereof.

Signed

Dated this     day of             20.

This form is to be used *in favour of/against the resolution.
Unless otherwise instructed the proxy will vote or abstain as he thinks fit.
* Strike out whichever is not desired."

72.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

72A.
An instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting to which it relates. No instrument of proxy shall be valid after the expiry of twelve months from the date of its execution. When two or more instruments of proxy are received by the Company in respect of the same shareholding and the same meeting, then only the instrument bearing the latest date shall be valid. Where two or more such instruments bear the same date, only the latest to be received by the Company shall be accepted as the valid instrument of proxy provided that, if the Company is unable to determine which instrument was last delivered, then none shall be treated as valid.

73.
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

74.
Any body corporate which is a member of the Company may by resolution of its Directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Directors may, but shall not be bound to, require evidence of the authority of any person purporting to act as the representative of any such corporation.

DIRECTORS

75.
Unless and until otherwise determined by the Company by ordinary resolution the number of Directors shall not be less than two and there shall be no maximum. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of Directors be less than the prescribed minimum the remaining Director shall forthwith appoint an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If there be no Director(s) able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall (subject to the provisions of the Acts and these Articles) hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is reselected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the rotation of retirement of Directors at such meeting.

75A.
The salary or remuneration of any executive chairman, chief executive, joint chief executive, managing director, joint managing director or executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, or may include the making of provision for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension, health insurance and life assurance benefits, or may be upon such other terms as the Directors determine.

76.
The remuneration of the Directors shall from time to time be determined by the Company in general meeting and paid out of the funds of the Company. All such remuneration shall, in default of agreement to the contrary, be divided between the Directors as the Directors shall from time to time determine. A Director holding office for part of a year shall be entitled to a proportionate part of a full year's remuneration. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company PROVIDED THAT if a Director or alternate Director is required to undertake any travel by aeroplane in the performance of his duties or in attending such meetings then the costs of any such aeroplane travel shall not be considered reasonable to the extent that they exceed the cost of "Club Class" tickets. A fee payable to a Director pursuant to this Article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

77.
If any Director shall be called upon to perform extra services or to make special exertions in going or residing abroad or otherwise for any of the purposes of the Company, the Company may remunerate the Director so doing either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a Board meeting of the Directors of the Company, and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

78.	A Director shall not be required to hold any qualification shares but nevertheless shall be entitled to attend and speak at any general meeting and at any class meeting.

79.
A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs.

BORROWING POWERS

80.	(a)
Subject as hereafter provided, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof subject to Part III of the 1983 Act, to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

(b)
The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to procure (as regards subsidiary undertakings so far as by such exercise they can procure) that the aggregate amount at any one time owing by the Group (“the Company and all its subsidiary undertakings from time to time”) in respect of monies borrowed, exclusive of monies borrowed by the Company or any of its subsidiary undertakings from any other of such companies, shall not at any time, without the previous sanction of the Company in general meeting, exceed a sum equal to two and a half times the aggregate of:

(i)	the nominal capital of the Company for the time being issued and paid-up or credited as paid up; and

(ii)
the amounts standing to the credit of the consolidated reserves of the Company and its subsidiary undertakings whether distributable or undistributable and including (without limitation) share premium account, capital redemption reserve, property revaluation reserve and profit and loss account;

all as shown in a consolidation of the then latest audited balance sheets of the Company and each of its subsidiary undertakings (excluding minority interest subsidiaries) but after:

(iii)
making such adjustments as may be appropriate in respect of any variation in the issued and paid up share capital, share premium account and capital redemption reserve of the Company since the date of its latest audited balance sheet. For this purpose, share capital allotted or unconditionally agreed to be allotted shall be deemed to have been issued and share capital already called up or payable at any fixed future date within the following six months shall be treated as already paid up. If any issue or proposed issue of shares by the Company for cash has been underwritten such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable later than six months after the date of allotment) shall, to the extent so underwritten, be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(iv)	excluding therefrom (so far as not already excluded) (i) any sums set aside for future taxation; (ii) amounts attributable to outside shareholders in subsidiary undertakings;

(v)
deducting therefrom (i) an amount equal to any distribution by the Company out of profits earned prior to the date of its latest audited balance sheet and which have been declared, recommended or made since that date except so far as provided for in such balance sheet; and (ii) any debit balances on profit and loss account;

(vi)
deducting all amounts (if any) attributable to goodwill or otherwise attributable to intangible assets shown as such on consolidation excluding acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading;

(vii)
excluding such part of the interests of the Company or a subsidiary in an Associated Company (as defined below), which is not a subsidiary of the Company, attributable to any post-acquisition undistributed profits and reserved but including such interests at original cost or, of lower, book value; and

(viii)	after making such other adjustments (if any) as the Auditors may consider appropriate.

(c)
For the purpose of the above, “Associated Company” means any company or partnership which shall be treated by the Auditors as an associated company or partnership for the purpose of any Statement of Standard Accounting Practice for the time being in issue relating to accounting for the results of associated companies published by the Accounting Standards Board or other relevant regulatory body.

(d)	For the purposes of this Article, "monies borrowed” shall be deemed to include the following except insofar as otherwise taken into account:

(i)
the nominal amount of any issued share capital and the principal amount of any debentures or borrowed monies, the beneficial interest whereof is not for the time being owned by the Company or any of its subsidiary undertakings, or any body whether corporate or unincorporate and the payment or repayment whereof is the subject of a guarantee or indemnity by the Company or any of its subsidiaries;

(ii)
the outstanding amount raised by acceptance by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any of the Company and its subsidiaries, but excluding acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading;

(iii)	the principal amount of any debenture (whether secured or unsecured) of any of the Company and its subsidiaries owned otherwise than by any of the Company and its subsidiaries;

(iv)	the principal amount of any preference share capital of a subsidiary owned otherwise than by any of the Company and its subsidiaries;

(v)	any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowings;

(vi)
any fixed amount in respect of a hire purchase agreement or of a finance lease payable in either case by the Company or any of its subsidiary undertakings which would be shown at the material time as an obligation in a balance sheet prepared in accordance with the accounting principles used in the preparation of the relevant balance sheet(s) (and for the purpose of this sub-paragraph (vi) "finance lease" means a contract between a lessor and the Company (or any of its subsidiary undertakings) as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by that company and "hire purchase agreement" means a contract of hire purchase between a hire purchase lender and the Company or any of its subsidiary undertakings as hirer);

(vii)
such proportion of monies borrowed by the Company or any of its subsidiary undertakings (which are borrowed from any part owned subsidiary undertaking) as that part of such part owned subsidiary undertaking's issued and paid up equity share capital which is not beneficially owned by the Company (or any of its subsidiary undertakings) bears to the whole of its issue and paid up equity share capital, but shall be deemed not to include:

(a)
borrowings for the purposes of repaying the whole or any part of borrowings by Company or any of its subsidiary undertakings for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

(b)
borrowings for the purpose of financing any contract in respect of which any part of the price receivable by the Company or its subsidiary undertakings is guaranteed or insured up to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured, including borrowings insured by the Export Credits Guarantee Department of the Department of Trade and Industry or by any other governmental or non-governmental successor fulfilling a similar function or other like institution carrying on a similar business; and

(c)
borrowings which are for the time being deposited with HM Customs and Excise or other body designated by any relevant legislation or order in connection with import deposits or any other governmental scheme.

(e)
Any amounts borrowed by a partly-owned subsidiary and not owing to another member of the Group shall be taken into account subject to the exclusion of an amount equal to the minority proportion, and monies borrowed and owing to a partly-owned subsidiary by another member of the Group shall be taken into account to the extent of an amount equal to the minority proportion. For the purpose of this Article 80(e), “minority proportion” means the proportion of the issued equity share capital of the partly-owned subsidiary which is not attributable to the Company.

(f)
A report by the Auditors as to the aggregate amount which may at any one time in accordance with the provisions of this Article 80 be owing by the Company and its subsidiaries without such sanction as aforesaid shall be conclusive in favour of the Company and all persons dealing with the Company. In addition and for the purposes of this Article 80, the Board may act in reliance on a bona fide estimate as to the aggregate amount which may at any one time in accordance with the provisions of this Article 80 be owing by the Company and its subsidiaries without such sanction as aforesaid and, if in consequence the borrowing limit imposed by this Article 80 is inadvertently exceeded, the amount of monies borrowed equal to the excess may be disregarded until the expiration of 28 days after the day on which (by reason of the determination of the Auditors or otherwise) the Board became aware that such a situation has or may have arisen.

(g)
When the aggregate amount of borrowings required to be taken into account for the purposes of this Article 80 on any particular day is being ascertained, any of such monies denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either: (i) the rate of exchange prevailing on that day in London provided that all but not some only of such monies shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate as at the close of business); or (ii) where the repayment of such monies is expressly covered by a forward purchase contract currency option, back to back loan, swap or other arrangements taken out or entered into to reduce the risk associated with fluctuations in exchange rates, at the rate of exchange specified therein.

(h)
No debt incurred or security given in respect of monies borrowed or to be taken into account as monies borrowed in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or would thereby be exceeded. No lender or person dealing with the Company shall be concerned to see or enquire whether such limit is observed.

(i)
Subject as provided in this Article 80, the Directors may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any bonds, debentures or securities, and upon such terms as to time of repayment, rate of interest, price of issue or sale. payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debentures or securities to exchange the same for shares in the Company of any class authorised to be issued.

(j)
The Directors may give security for the payment of monies payable by the Company in like manner as for the payment of monies borrowed or raised, but in such case the amount shall for the purposes of the limit in this Article 80 be reckoned as part of the monies borrowed.

(k)
The Directors shall keep a register of charges in accordance with the Act and the fee to be paid by any person other than a creditor or member of the Company for each inspection of the register of charges to be kept under the Act shall be such fee as is laid down by the Act or, failing which, decided by the Board.

(l)
Notwithstanding any other provision of these Articles the Directors may guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking property and assets (both present and future) and uncalled capital of the Company, or by any such methods, the performance of the obligations of, and the repayment or payment of the principal amount of and premiums, interest and dividends on any securities of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's subsidiary or holding company (as defined by Section 155 of the 1963 Act) or the holding company or other subsidiary of the Company's holding company or otherwise associated with the Company in business.

POWERS AND DUTIES OF DIRECTORS

81.
The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Act and to such directions, being not inconsistent with the aforesaid regulations or provisions as may be given by the Company in general meeting; but no directions given by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

81A	(1)
The Directors may establish or concur or join with other companies (being subsidiary undertakings of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company's monies to any schemes or funds for providing pensions, annuities, sickness or compassionate allowances, life assurance benefits, donations, gratuities or other benefits for employees (which expression as used in this Article 81A shall include any Director who may hold or have held any office or place of profit) and ex-employees of the Company and of any such other companies and their wives, widows, relatives, families or dependants, or any class or classes of such persons.

(2)
The Directors may pay, enter into agreements to pay or make grants revocable or irrevocable (and either subject or not subject to any terms or conditions) of pensions or other retirement, superannuation, death or disability benefits to Directors, employees and ex-employees and their wives, widows, relatives, families or dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such Directors, employees or ex-employees or any such persons are or may become entitled under any such scheme or fund as aforementioned. Any such pension or benefit may, as the Directors consider desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

(3)
The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and payments for or towards the insurance of any such person as aforesaid, and subscriptions or guarantees of money for charities, educational or benevolent objects or for any exhibition or for any public, general or useful object.

82.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

83.	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

84.	(1)
A Director may contract with and be interested in any contract or proposed contract with the Company either as vendor, purchaser or otherwise, and shall not be liable to account for any profit made by him by reason of any such contract or proposed contract, provided that the nature of the interest of the Director in such contract or proposed contract be declared at a meeting of the Board as required by and subject to the provisions of Section 194 of the 1963 Act.

(2) (a)
Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(b)
A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(i)	The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries.

(ii)
The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security.

(iii)
Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

(iv)
Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of the issued shares of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances).

(v)
Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes.

(vi)	Any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including the Directors.

(c)
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (2)(b)(iv) of this Article shall be entitled to vote and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)
If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. In the event any such question is referred to the chairman as aforesaid and if the chairman is the Director in question, the other Directors shall appoint one of their number to be chairman for the purpose of such reference only.

(3)
A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested (including, without limitation, fixing or varying the terms of his appointment or the termination or extension thereof).

(4)
Subject to the provisions of the Acts, the Company may by ordinary resolution suspend or relax the provisions of this Article 84 to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article 84

85.
Any Director may from time to time appoint any person who is approved by the majority of Directors or may appoint any other Director to be an alternate or substitute Director. One person may act as alternate Director to more than one Director and while he so acting shall be entitled to a separate vote for each Director he is representing and if he is himself a Director his vote or votes as any alternate Director shall be in addition to his own vote but he shall count as one in establishing a quorum. The appointee while he holds office as an alternate Director shall be entitled to notice of meetings of the Directors (subject to his giving to the Company an address within the State or the United Kingdom at which notices may be served on him) and to attend and vote thereat and do all such acts as a Director as may be required of him from time to time and shall not be entitled to be remunerated otherwise than out of the remuneration of the Director appointing him. Every person acting as an alternate Director shall be an officer of the Company and shall alone be responsible to the Company for his own acts and defaults. He shall not be deemed to be the agent of or for the Director appointing him. No appointment of a person other than a Director shall be operative unless and until the approval of the Board by a majority consisting of not less than two-thirds of the whole Board (which shall, for these purposes, exclude the Director proposing to make the appointment) shall have been given. A Director may at any time revoke the appointment of an alternate appointed by him and, subject to such approval as aforesaid where requisite, appoint another person in his place. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and determine, provided always that if, any Director retires but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. The appointment of an alternate director shall cease and determine on the happening (in relation to him) of any of those events described in Articles 91-92 (inclusive). An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles for the time being. Any appointment under this Article shall be effected by notice in writing given by the Appointer to the Secretary. Any appointments made may be revised at any time by the Appointer or by the Company in general meeting. Revocation by an Appointer shall be effected by notice in writing by the Appointer to the Secretary.

86.
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided; nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

87.
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; but nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

88.	Intentionally left blank

89.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner and by such persons as the Directors shall from time to time by resolution determine.

89A
The Directors may exercise the powers conferred upon the Company by section 362 of the Act with regard to the keeping of an overseas branch register and the Directors may (subject to the provisions of that section) make and vary such regulations as they may think fit respecting the keeping of any such register.

89B	(1)
The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether at home or abroad, in such manner as they think fit, and the provisions contained in the remainder of this Article 89B shall be without prejudice to the general powers conferred by this Article 89B.

(2)
The Directors from time to time, and at any time, may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local or divisional board or agency, or any managers or agents, and may fix their remuneration. The Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors, other than the power of making calls or forfeiting shares, and may authorise the members for the time being of any such local or divisional board or agency, or any of them, to fill up the vacancies therein, and to act notwithstanding vacancies. Any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation provided that no person dealing in good faith and without notice of the variation or annulment shall be affected by it. Any person so appointed to any local or divisional board or agency shall not by reason only of such appointment be entitled to attend or vote at meetings of the Directors.

(3)
The Directors may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and on such terms and subject to such conditions as the Directors may from time to time think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the Directors may think fit. The Directors may at any time revoke or alter the terms and conditions of the appointment.

(4)	Any such delegates or attorneys as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

90.	The Directors shall cause minutes to be made in books provided for that purpose:-

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all orders resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

DISQUALIFICATION OF DIRECTORS

91.	The office of Director shall be vacated if the Director:-

(a)	ceases to be a Director by virtue of the Acts; or

(b)	is adjudged bankrupt in the State or in any part of the United Kingdom, or makes any arrangement or composition with this creditors generally; or

(c)
becomes prohibited from being a Director by reason of any order made by the High Court or becomes prohibited by law or by order of a court of competent jurisdiction, whether of the State, the United Kingdom or otherwise, from being a Director; or

(d)
if an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or curator bonis or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 of England and Wales or, in Scotland, under the Mental Health (Scotland) Act 1984 or under any applicable, analogous legislation in any other jurisdiction and the Directors resolve that his office be vacated; or

(e)	not being a Director holding for a fixed term an executive office in his capacity as a Director resigns his office by notice in writing to the Company; or

(f)	is convicted of an indictable offence (other than an offence under the Road Traffic Act, 1961 as amended from time to time) unless the Directors otherwise determine; or

(g)
is for more than six months absent without permission of the Directors from meetings of the Directors held during that period unless prevented by illness , unavoidable accident or other cause which may seem to the Directors to be sufficient and the Directors resolve that his office should be vacated; or

(h)
if he is requested to resign by notice in writing addressed to him at his address as shown in the register of Directors and signed by all the other Directors (without prejudice to any claims for damages which he may have for breach of any contract between him and the Company or any of its subsidiary undertakings) and, for this purpose, a set of like notices each signed by one or more of the Directors shall be as effective as a single notice signed by the requisite number of Directors; or

(i)	he holds any executive office or employment under the Company and that office or employment with the Company is terminated for any reason; or

(h)	is removed from office pursuant to Articles 92 or 100.

91A
Any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors' minute book stating that such Director has ceased to be a Director.

92.
Without prejudice to the provisions of Section 182 of the 1963 Act, the Company may by ordinary resolution remove any Director before the expiration of his term of office. The Company may by ordinary resolution appoint another person in place of the Directors so removed.

ROTATION OF DIRECTORS

93.
At the first annual general meeting of the Company and at the annual general meeting in every subsequent year, one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest one-third shall retire from office. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

94.
The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who become Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

95.	A retiring Director shall be eligible for re-election.

96.
The Company, at the meeting at which a Director retires in manner aforesaid, may fill up the vacated office by electing a person thereto, and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

97.
No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless not less than seven nor more than forty-two days before the day appointed for the meeting there shall have been left at the Office notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notices is given, of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected.

98.	The Company may from time to time by ordinary resolution increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office.

99.
The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

100.
The Company may, by ordinary resolution, of which extended notice has been given in accordance with Section 142 of the 1963 Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

101.
The Company may, by ordinary resolution, appoint another person in place of a Director removed from office in accordance with Article 100 and without prejudice to the powers of the Directors under Article 99, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed to fill such vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

101A
The Board may appoint a person (not being a Director) to an office or employment having a designation or title including the word "director" or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word "director" in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a Director for any of the purposes of the Acts or these Articles.

101B.
A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

RETIREMENT OF DIRECTORS

102A.
No person shall be appointed a Director of the Company who has attained the age of sixty-five years and a Director shall vacate his office at the next annual general meeting after he attains the age of sixty-five years; and in respect of such vacation of office no provision contained in these articles for automatic reappointment of retiring Directors in default of another appointment shall apply, but any such vacancy may be filled as a casual vacancy, PROVIDED ALWAYS that a person may be appointed a Director at any age and a Director may continue in office after attaining any age and shall not be required to retire upon attaining the age of years as aforesaid if his appointment or continuance as a Director is approved by the Board.

PROCEEDINGS OF DIRECTORS

102B.
The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. Where there is an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of the Director shall, at any time summon a meeting of the Directors. Notice of meetings of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his address last known to the Company or any other address given by him to the Company for this purpose. Unless the absent Director requests, the Directors may resolve that it shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the State and the United Kingdom.

103.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two.

104.
The continuing Directors may act notwithstanding any vacancy in their number but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

105.
The Directors may elect a Chairman and if they think fit, a Deputy-Chairman and determine the period for which they respectively are to hold office. The Chairman or, failing him, the Deputy Chairman shall preside at all meetings of the Directors, but if there is to be no Chairman or Deputy Chairman, or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the Chairman of the meeting.

106.
Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

107.
The Directors may delegate any of their powers to committees consisting of such member or members of the board of Directors as they think fit; any committee so formed, such as a Remuneration Committee and an Audit Committee shall in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors. A majority of the members of any committee shall be Directors. Resolutions passed by any such committee shall be valid and take effect as if they had been passed by the Directors PROVIDED THAT no resolution of any committee will be effective unless a majority of votes present when it is passed are Directors or alternate Directors.

108.
The Deputy Chairman shall preside as Chairman of all Committee Meetings of the Directors or if at any Committee Meeting the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be a chairman of the meeting.

109.
A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the Directors present, and where there is an equality of votes, the chairman shall have a second or casting vote.

110.
All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

111.
A resolution in writing signed by all the Directors (or their duly appointed alternates) for the time being entitled to receive notice of a meeting of the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and such resolution may consist of several documents in the like form each signed by one or more of the Directors (or their duly appointed alternates).

CHIEF EXECUTIVE

112.
The Directors may from time to time appoint one or more of themselves to the office of Chief Executive for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall not, whilst holding that office, be subject to retirement by rotation, or be taken into account in determining the rotation of retirement of Directors but (without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company), his appointment shall be automatically determined if he ceases from any cause to be a Director.

113.	The Chief Executive shall receive such remuneration whether by way of salary, commission or participation in the profits, or partly in one way and partly in another, as the Directors may determine.

114.
The Directors may entrust to and confer upon the Chief Executive any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

SECRETARY

115.
The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. If thought fit, two or more persons may be appointed as joint secretaries. The Directors may at any time and from time to time appoint any person to be an assistant or deputy secretary of the Company and anything authorised or required by these Articles or by law to be done by or to the secretary may be done by or to any such assistant or deputy secretary. Any assistant or deputy secretary so appointed may be removed by the Directors.

116.
A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place off the Secretary.

SEAL

117.
The Seal and the Official Seal shall be used only by the authority of the Directors or of a committee of Directors authorised by the Directors in that behalf, and every instrument to which either Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with, printed thereon or affixed thereto by some method or system of mechanical signature.

117A
Any Director or the secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or a committee of the Board and any books, records, documents and accounts relating to the business of the Company and may certify copies thereof or extracts therefrom as true copies or extracts and, if any books, records, documents or accounts are elsewhere than at the registered office of the Company, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution or a copy of or an extract from the minutes of a meeting of the Company or of the Board or a committee of the Board which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or copy or extract is a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS AND RESERVES

118.	The Company by ordinary resolution in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

119.
The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company available for distribution. If at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends on shares which rank after shares conferring preferential dividend rights, unless at the time of payment any preferential dividend is in arrear. Provided that the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

120.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act or any statutory modification or re-enactment thereof.

121.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to the reserve, carry forward any profits which they may think it prudent not to divide.

122.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

123.
The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company. The Directors may withhold any dividend or other monies payable to any member on or in respect of shares representing at least 0.25% (one quarter of one per cent.) of the issued shares of the relevant class if such member or any person appearing to be interested in any such shares has been duly served with, but is in default in complying with, a statutory notice issued in respect of such shares pursuant to section 81 of the Companies Act 1990. Any such dividend or other monies so withheld shall be paid to the member entitled thereto within seven days after the earlier of the occurrence of (i) the receipt by the Company of notification that the shares have been transferred pursuant to a permitted sale or (ii) due compliance, to the Company’s satisfaction, with the statutory notice. The Directors may also withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the Directors may reasonably require.

124(A)
Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways and the Directors shall give effect to such resolution, and where any difficulties arise in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

124(B)
The Directors may, provided that an adequate number of unissued shares are available for the purpose, with the sanction of an ordinary resolution of the Company, determine and announce contemporaneously with their announcement of the dividend in question, that holders of shares shall have the right to elect to receive an allotment of additional shares in the Company, credited as fully paid, instead of cash in respect of all or part of any dividend or dividends as are specified by such resolution of the Company or such part of such dividend or dividends as the Directors may determine. The following conditions shall apply:-

(a)
any such resolution of the Company may specify a particular dividend or dividends, or may specify all or any dividends falling to be declared or paid during a specified period, provided that such period shall expire five years after the date on which such resolution is passed unless previously renewed, varied or revoked by the Company in General Meeting;

(b)
the entitlement of each holder of shares in the Company to additional shares instead of cash shall, subject to sub-paragraph (e) below, be such that the relevant value of the entitlement shall be as nearly as possible equal to and may, if the Directors consider it appropriate, be greater than the cash amount (disregarding any tax credits) of the dividend in respect of which an election is made by such holder. For this purpose, "relevant value" shall be calculated by reference to the average value of the amounts resulting from determining (i), (ii) or (iii) below for the shares on any recognised stock exchange(s), selected by the Directors from time to time, on which the shares are quoted, as derived from the daily official list of any such stock exchange(s), or any similar publication, on the day on which the shares are first quoted "ex" the relevant dividend and the four subsequent dealing days but adjusted as the Auditors may consider appropriate or par whichever is the greater or in such other manner as may be determined by the Directors on such basis as they consider fair and reasonable:-

(i)	if more than one dealing is reported for the day, the average of the prices at which dealing took place; or

(ii)	if only one dealing is reported for the day, the price at which that dealing took place; or

(iii)	if no dealings are reported for the day, the average of the market guide prices for the day.

(c)
the Directors shall, after determining the basis of allotment, give notice in writing to the holders of the shares of the rights of election offered to them, and shall send, with or following such notice, forms of election and specify the procedure to be followed, and the place at which and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

(d)
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which the said election has been duly exercised (the "Elected Shares") and instead thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid. For such purpose, the Directors shall capitalise, out of such of the sums for the time being standing to the credit of any of the Company's reserves (including any share premium account or capital redemption reserve) or to the credit of the profit and loss account or any of the profits which could otherwise have been applied in paying dividends in cash, as the Directors may determine, a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis. A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by resolution passed at a general meeting of the Company in accordance with Article 132;

(e)
the Directors may do all acts and things which they consider necessary or expedient to give effect to any such offer and capitalisation, with power to make such provisions as they think fit to ensure that no fractional entitlements of additional shares become distributable (including provisions whereby such fractional entitlements in whole or in part, are disregarded and the benefit thereof accrues to the Company rather than to the holders of the shares concerned);

(f)
the Directors may from time to time establish or vary a procedure for election mandates under which a holder of shares may elect to receive additional shares credited as fully paid instead of cash in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined) offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

(g)
the Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this Article. The Directors may, in their absolute discretion if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect, and may do such acts and things considered necessary or expedient with regard to, or in order to effect any such suspension or termination;

(h)
the additional shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the fully paid shares of the Company then in issue save only as regards participation in the relevant dividend or share election in lieu;

(i)
notwithstanding the foregoing the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded. The relevant dividend shall be payable wholly in cash if the shares of the Company cease to be listed on the particular stock exchange selected by the Directors, pursuant to sub-paragraph (b) above, at any time prior to the due date of issue of the additional shares or if such listing is suspended and not reinstated by the date immediately preceding the due date of such issue.

(j)
notwithstanding anything to the contrary in this Article the Directors may make such exclusions from any offer of rights of election to holders of shares as they may think fit in the light of any legal or practical problems under the laws of, or the requirements of any regulatory or stock exchange authority in, any territory or jurisdiction and may in particular, on any occasion, determine that rights of election shall not be offered to any holders of shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.""

125.
Any dividends interest or other moneys payable in cash in respect of any shares may be paid by cheque, money order, direct debit, bank transfer, warrant or otherwise, sent through the post directly to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders. Any such dividend or distribution may be paid in a currency other than euro and payment may be made by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time. The debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such methods.

126.	No dividend or other monies payable by the Company shall bear interest against the Company unless otherwise provided by the rights attached to the share.

127.
All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof and any dividend unclaimed for a period of twelve years from the date of payment of such dividend shall be forfeited and shall revert to the Company if the directors so resolve.

ACCOUNTS

128.	The Directors shall cause proper books of account to be kept relating to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure take place; and

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

129.
The books of account shall be kept at the Office or, subject to Section 147 of the 1963 Act, at such other place as the Directors think fit, and shall at all reasonable times be open to the inspection of the Directors.

130.
The Directors shall from time to time, in accordance with Sections 148, 150, 157 and 158 of the 1963 Act, cause to be prepared and laid before the annual general meeting of the Company such profit and loss accounts, balance sheets, group accounts and reports as are required by those sections to be prepared and laid before the annual general meeting of the Company.

131.
A copy of every balance sheet (including every document required by law to be annexed thereto) and profit and loss account or income and expenditure account which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall, not less than twenty-one days before the date of the annual general meeting, be sent to every person entitled under the provisions of the Act to receive them, the required number of copies shall be sent to the appropriate officer of The Stock Exchange.

CAPITALISATION OF PROFITS

132.	(A)
The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company's reserves (including any Capital Redemption Reserve Fund or Share Premium Account) or to the credit of the Profit and Loss account be capitalised and applied on behalf of the members who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid) or partly in one way and partly in another, so however, that the only purposes for which sums standing to the credit of the Capital Redemption Revenue Fund or Share Premium account shall be applied shall be those permitted by the Acts.

(B)
The Company in general meeting may on the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full the issued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

133.
Whenever a resolution in pursuance of Articles 132(A) or 132(B) as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of sale amongst the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.

RECORD DATES

134.
Notwithstanding any other provision of these Articles, the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue, and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made.

AUDITORS

135.
Auditors shall be appointed and their duties regulated in accordance with the Acts. Subject to the provisions of the Acts, all acts done by any person acting as an Auditor shall as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment. The Auditors shall be entitled to attend any general meeting, to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns them as auditors of the Company.

NOTICES

136.	(a)	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address; or

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address, or

(iv)
by fax or electronic communication. Any notice or document sent by fax or electronic communication shall be deemed to be served on the day of transmission. Proof that a notice or document sent by electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that notice was given.

(b)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (i) or (ii) of this Article, the giving service or delivery thereof shall be deemed to be effected at the time it was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)
Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this Article, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised on the same date in at least one national daily newspaper in the State and in one national daily newspaper in the United Kingdom and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisements shall appear. In any such case the Company shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously so affected, has again, in the opinion of the Directors, become practical the Directors shall forthwith send confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(e)
Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

137.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

138.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address (if any) in the State or the United Kingdom supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

139.
Every person who, by operation of law, transfer or other means, shall become entitled to any share shall be bound by every notice or other document which, previous to his name and address being entered on the Register in respect of such share, shall have been given to the person in whose name the share shall have been previously registered.

140.
Any notice or document sent by post to the registered address of any member in pursuance of these presents, shall notwithstanding such member be then deceased, and whether or not the Company have notice of his decease, be deemed to have been duly served in respect of any such shares, whether held solely or jointly with other persons by such member, until some other person or persons be registered in his stead as the holder or joint holders thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his or her executors or administrators, and all persons (if any) jointly interested with him or her in any such shares.

141.	Notice of every general meeting and every separate general meeting of the holder of any class of shares in the capital of the Company shall be given in some manner hereinbefore, authorised to:

(a)
every member of the Company entitled to attend or vote thereat except those members who (having no registered address in the State or the United Kingdom) have not supplied to the Company an address in the State or the United Kingdom for the giving of notices to them; and

(b)
every person entitled to receive dividends in respect of a share vested in him in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	the Auditors for the time being of the Company; and

(d)	every Director for the time being of the Company.

No other person shall be entitled to receive notice of general meetings. Every person entitled to receive notice of every such general meeting shall be entitled to attend thereat.

142.	The signature to any notice to be given by the Company may be written or printed.

143.
A member present, either in person or by proxy, at any meeting of the Company or the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.

ELECTRONIC COMMUNICATION

143(A)
Where these Articles require the Company to send, circulate or despatch notices or documents to its members, the Company shall be deemed to have complied with that requirement in relation to any member if either:

(a)	the Company and the members have agreed to use electronic communication to send such notices or documents;

(b)	the notices or documents are notices or documents to which the agreement applies; and

(c)	copies of the notices or documents are sent by electronic communication to the address, number or other location notified by the member to the Company for that purpose; or

(d)	the Company and the member have agreed to the member having access to notices or documents on a website, and:

(i)	the notices or documents are notices or documents to which the agreement applies; and

(ii)
the member is notified of the publication of the notices or documents on the website the address of the website, the place on the website where the notices or documents can be accessed and how they can be accessed, and the period of time for which the notices or documents will be available on the website.

143(B)
The period of time referred to in Article 143(A)(d)(ii) must not be less than 21 days from the date of notification or, if later, until the conclusion of any general meeting to which the notices or documents relate.

143(C)
If the notices or documents are published on the website for a part only of the period of time referred to in Article 143(A)(d)(ii) they will be treated as being published throughout the period if the failure to publish throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

143(D)
Where the Company sends notices or documents to shareholders by electronic communications in accordance with Article 143(A), it must also make the notices or documents available to members in printed form and free of charge on request during normal business hours for a period of not less than 21 days from the date of communication or notification or, if later, until the conclusion of any general meeting to which the notices or documents relate.

143(E)
The printed copies referred to in Article 143(D) must be made available in sufficient numbers to satisfy demand from its members and be made available at the registered office of the Company and also at the offices of any of the Company’s paying agents in the United Kingdom.

WINDING UP

144.
If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kinds or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may with the like sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

145.
Every Director, Chief Executive, Agent, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the 1963 Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 200 of the 1963 Act.

145(A)
Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any shares held either jointly or solely by any member or in respect of any dividends or other monies due or payable or accruing due or which may become due or payable to such member by the Company or in respect of any such shares or for or on account or in respect of any member in consequence of:

(a)	the death of such member;

(b)	the non-payment of any income tax or other tax by such member in respect of any shares in the Company or dividend or other payment in respect of such shares; or

(c)	the non-payment of any estate, probate, succession, death, stamp or other tax or duty by the executor or administrator of such member or by or out of his estate;

(d)	the Company in every such case:

(i)	shall be fully indemnified by such member or his executor or administrator from all liability arising by virtue of such law; and

(ii)
may recover as a debt due from such member or his executor or administrator (wherever constituted or residing) any monies paid by the Company under or in consequence of any such law, together with interest thereon at the rate of 15 per cent per annum thereon from the date of payment to the date of repayment.

145(B)
Nothing contained in this Article shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and, as between the Company and every such member as aforesaid, his executor, administrator, and estate wherever constituted or situated, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company

UNCERTIFICATED SHARES

146.
Pursuant to and subject to the CREST Regulations, the Directors may permit shares of any class to be held in uncertificated form and to be transferred or otherwise dealt with by means of a Relevant System, and may revoke any such permission.

147.	Any provisions of these Articles shall not apply to any shares for the time being held in uncertificated form to the extent that the provisions are inconsistent with:

(a)	the holding of shares in uncertificated form;

(b)	the transfer of title to shares by means of a Relevant System; or

(c)	the CREST Regulations.

148.
The Directors may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing, issue and transfer of Uncertificated Shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article and the CREST Regulations and the facilities and requirements of the Relevant System, and such arrangements and regulations shall have the same effect as if set out in this Article.

148A
Conversion of certificated shares into uncertificated shares, and vice versa, may be made in such manner as the Board may, in its absolute discretion, think fit (subject always to the CREST Regulations and the facilities and requirements of the Relevant System concerned).

148B
The Company shall enter on the register of members how many shares are held by each member in uncertificated form and in certificated form and shall maintain the register in each case as is required by the Regulations and the Relevant System concerned. Unless the Board otherwise determines, holdings of the same holder or joint holders in certificated and uncertificated form shall be treated as separate holdings.

149.
The Company may use the Relevant System in which any of its shares are held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Acts or these Articles or otherwise in effecting any actions. For the purpose of effecting any action by the Company, the Directors may determine that Uncertificated Shares held by a person shall be treated as a separate holding from Certificated Shares held by that person.

150.	Shares in a particular class shall not form a separate class of shares from other shares in that class because they are held in uncertificated form.

151.
Where the Company is entitled under any provision of the CREST Regulations, the Acts or these Articles to forfeit, accept the surrender of, enforce a lien over, sell, transfer or otherwise dispose of any Uncertificated Share, such entitlement (to the extent permitted by the CREST Regulations, the Acts and the facilities and requirements of the Relevant System) shall include the right:

(a)
to require the holder of that Uncertificated Share, by notice in writing, to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)
to require the holder of that Uncertificated Share, by notice in writing, to give any instructions necessary to transfer title to that share by means of the Relevant System within the period specified in the notice;

(c)
to require the holder of that Uncertificated Share, by notice in writing, to appoint any person to take any step, including without limitation the giving of any instruction by means of the Relevant System, necessary to transfer that share within the period specified in the notice; and

(d)
to take any other action that the Directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or to enforce a lien in respect of that share.